EXHIBIT 16.1

      DIVERSIFIED PRODUCT INSPECTIONS, INC. Licenced Private Investigators
          Forensic Investigations & Product Failure Analysis
                                      TN PIC985 * FL A-93-00127* NC BPN 003860P5
--------------------------------------------------------------------------------

January 29, 2001

Attn: Mr.  Robert Krone, Partner

Frank L. Sassetti & Co.
6611 W. North Ave.
Oak Park, IL 60302


     Re:  Letter on change of certifying  accountant  pursuant to Regulation SK,
          Section 304(a)(3)

Dear Mr. Krone:

We have received a resolution passed by the Board of Directors on January 29, 2001, stating that due to the fact that Frank L. Sassetti & Co. is located in Oak Park, Illinois and the firm is therefore forced to send representatives to Tennessee, where the Company is headquartered, at the Company's expense, the Company will be utilizing local auditors.

Enclosed is a copy of the Form 8K which will be filed this day with the SEC. Pursuant to Regulation SK, Section 304(a)(3) we herewith request that your firm furnish us with a letter, addressed to the SEC, stating whether your firm agrees with the statements made in the disclosure set out as Item 4(a) in the Form 8K and, if not, stating the respects in which your firm does not agree.

Please provide this letter as promptly as possible so that we can file the letter with the SEC within ten (10) business days from today.

Your firm may provide us with an interim letter highlighting specific areas of concern and indicating a subsequent, more detailed letter will be forthcoming within the ten (10) business days noted above.

We look forward to your timely response to this request.


Very truly yours,

/s/ John Van Zyll
--------------------------
John Van Zyll, Chairman, President and Chief Executive Officer



--------------------------------------------------------------------------------
3 Main Street                               Ph: (800) 865-6220 * (865) 482-8480
Oak Ridge TN, 37830                                  Fax: (865) 482-8477